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                                      UICI
                                AND SUBSIDIARIES

                       EXHIBIT 21 -- SUBSIDIARIES OF UICI

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                                                                    JURISDICTION
                                                                    ------------
The MEGA Life and Health Insurance Company                            Oklahoma
Mid-West National Life Insurance Company of Tennessee                Tennessee
The Chesapeake Life Insurance Company                                 Oklahoma
United Credit National Bank                                         South Dakota
Academic Management Services Corp.                                    Delaware
AMLI Realty Company                                                   Illinois
Financial Services Reinsurance, Ltd.                          Turks and Caicos Islands
National Managers Life Insurance Company, Inc.                Turks and Caicos Islands
United Group Reinsurance, Ltd.                                Turks and Caicos Islands
Specialized Card Services, Inc.                                     South Dakota
United CreditServ, Inc.                                               Delaware
UICI Receivables Funding Corp.                                        Delaware
U.S. Managers Life Insurance, Ltd.                            Turks and Caicos Islands
Fidelity First Insurance Company                                       Texas
AMS Investment Group, Inc.                                            Delaware
UICI Funding Corp. 2                                                  Delaware
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